Malizia Spidi & Fisch, PC
                                ATTORNEYS AT LAW

1100 New York Avenue, N.W.                            1900 South Atherton Street
Suite 340 West                                                         Suite 101
Washington, D.C.  20005                                 State College, PA  16801
(202) 434-4660                                                    (814) 272-3502
Facsimile: (202) 434-4661                             Facsimile:  (814) 272-3514

March 22, 2005

Board of Directors
Parke Bancorp, Inc.
601 Delsea Drive
Washington Township, New Jersey 08080

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the issuance of up to 2,852,226 shares of common stock, par value $0.10 per share (the "Common Stock"), of Parke Bancorp, Inc. (the "Company"). The Common Stock is proposed to be issued pursuant to the Plan of Acquisition pursuant to which Parke Bank will reorganize into the holding company form of organization and become the wholly-owned subsidiary of the Company (the "Reorganization"). The Company is incorporated under New Jersey law.

         As special counsel to the Company, we have reviewed the corporate proceedings relating to the Plan of Acquisition and the Reorganization and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion. The opinions expressed herein are limited solely to New Jersey laws applicable to the Company's issuance of the Common Stock pursuant to the Plan of Acquisition and the Reorganization.

         Based on the foregoing, we are of the opinion that shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan of Acquisition in exchange for shares of Parke Bank and upon the declaration of the effectiveness of the Registration Statement on Form S-4, be duly authorized, legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement on Form S-4.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the proxy statement. We also consent to any references to our legal opinion in the Prospectus.

                                                    Very truly yours,


                                                    /s/MALIZIA SPIDI & FISCH, PC

                                                    MALIZIA SPIDI & FISCH, PC